UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 9, 2015

Angstron Holdings Corporation
(Exact name of registrant as specified in its charter)

Nevada	000-1380412	20-5308449
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

800 E. Colorado Boulevard, Suite 888,
Pasadena, CA	91101
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (626) 683-9120

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

      .Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

      .Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

      .Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

      .Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Departure of Chief Financial Officer, Treasurer and Secretary

On February 9, 2015, Jianguo Xu resigned as the Chief Financial Officer, Treasurer and Secretary of Angstron Holdings Corporation, a Nevada corporation (the “Company”), effective immediately. There are no disagreements between Mr. Xu and the Company, the Company’s management or the Board of Directors (the “Board”). Mr. Xu will continue to serve as a member of the Board and in his role as President and Chief Executive Officer of the Company. A copy of Mr. Xu’s regination letter is attached hereto as Exhibit 99.1.

Appointment of Chief Financial Officer, Treasurer and Secretary

On February 9, 2015, in connection with Mr. Xu’s resignation, the Board designated Chunhua Huang, Ph.D. to serve and perform the functions of Chief Financial Officer and Treasurer of the Company, to serve until such time as his successor is appointed and duly elected. Dr. Huang, age 51, holds a Bachelor of Economics Degree from the Wuhan University in China, an MBA and Ph.D. in Marketing from the University of Strathclyde in Scotland. Dr. Huang is also a director and deputy chairman of Hybrid Kinetic Group Limited (“HKG”) and the vice-chairman of Hybrid Kinetic Motors Corporation (“HKMC”). Dr. Huang served as the vice-chairman of HKG between November 2002 and October 2007 and as its chief financial officer between August 2000 and September 2004. He has an in-depth knowledge of China’s automotive and transport infrastructure sectors, as well as red chip conglomerates. Dr. Huang was a pioneering financier for China’s first wave of private companies going public in Hong Kong during 1999 and 2001.

On February 9, 2015, in connection with Mr. Xu’s resignation, the Board designated Shuning Luo, to serve and perform the functions of the Secretary of the Company, to serve until such time as his successor is appointed and duly elected. Mr. Luo, age 31, holds a Bachelor’s and Master’s Degree from Tsinghua University and a Master’s degree from the University of Southern California. Mr. Luo is currently a System Analyst of HKMC.

Election of Director

On February 9, 2015, pursuant to Section 3.2 of the Company’s Bylaws, the Board increased the total number of its members from three (3) to four (4). In connection with the newly created vacancy, the Board determined that it was in the best interest of the Company to elect Dr. Huang as a member of the Board. The Company entered into a Director Agreement with Dr. Huang dated February 9, 2015(the “Director Agreement”) in consideration of $20,000 per annum and the mutual responsibilities and obligations described therein.

There are no family relationships between the Company and Dr. Huang or Mr. Luo.  The Company has had no transaction since the beginning of its last fiscal year, and has no transaction proposed, in which Dr. Huang or Mr. Luo, or any member of their respective immediate families, have a direct or indirect material interest.

Dr. Huang and Mr. Luo have not been a party to any transaction with the Company or its subsidiaries during 2015 of the type required to be disclosed pursuant to Item 404(a) of Regulation S-K and no such transaction is currently contemplated.

The foregoing text of this Item 5.02 is qualified in its entirety by the Director Agreement, attached hereto as Exhibit 99.2. The terms of the Director Agreement is incorporated by reference herein.

Item 9.01 Exhibits

The following exhibit is furnished as part of this Form 8-K:

Exhibit 99.1

Resignation Letter of Jianguo Xu, dated February 9, 2015.

Exhibit 99.2

Director Agreement with Dr. Chunhua Huang, dated February 9, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Angstron Holdings Corporation

Date: February 11, 2015

By:

/s/ Jianguo Xu

Jianguo Xu

President and Chief Executive Officer

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